Exhibit 4.4

AMENDED AND RESTATED

NONRECOURSE GUARANTY AND PLEDGE AGREEMENT

THIS AMENDED AND RESTATED NONRECOURSE GUARANTY AND PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of March 2, 2011, by and between Affinity Group Holding, LLC (the “Pledgor”), a Delaware limited liability company, successor by conversion with Affinity Group Holding, Inc., a Delaware corporation (“AGHI”), and The Bank of New York Mellon Trust Company, N.A. (“BNYMTC”), as collateral agent (the “Collateral Agent”) under the Indenture.

W I T N E S S E T H:

WHEREAS, on November 30, 2010, Affinity Group, Inc. (the “Company”), the Guarantors party thereto and BNYMTC, as Trustee and Collateral Agent entered into that certain Indenture (the “Indenture”) pursuant to which the Company issued its 11.50% Senior Secured Notes due 2016 (the “Notes”); and

WHEREAS, in connection with the transactions contemplated in the Indenture, AGHI and the Collateral Agent entered into a Nonrecourse Guaranty and Pledge Agreement dated as of November 30, 2010 (the “Original Pledge Agreement”); and

WHEREAS, the Affinity Group Holding, LLC, as successor by conversion of AGHI, a Delaware corporation, to a Delaware limited liability company, owns all of the outstanding shares of the Issuer (as hereinafter defined); and

WHEREAS, the parties hereto are hereby amending and restating the Original Pledge Agreement in its entirety to reflect the conversion of AGHI into Affinity Group Holding, LLC.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Original Pledge Agreement is hereby amended and restated in its entirety as follows:

1,             Defined Terms.  Except as otherwise expressly defined in this Section 1, all capitalized terms shall have the meanings ascribed to them in the Indenture.

“AGHI” shall have the meaning assigned to it in the Recitals.

“Agreement” shall have the meaning assigned to it in the Preamble.

“BNYMTC” shall have the meaning assigned to it in the Preamble. “Collateral Agent” shall have the meaning assigned to it in the Preamble.

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“Company” shall have the meaning assigned to it in the Recitals.

“Event of Default” shall have the meaning assigned to it in Section 6.

“Indenture” shall have the meaning assigned to it in the Recitals.

“Indenture Documents” shall mean the Indenture, the Notes, the Intercreditor Agreement, the Note Guarantees and the Indenture Collateral Documents.

“Issuer” shall mean the Company prior to the conversion of the Company to a Delaware limited liability company, and Affinity Group, LLC, a Delaware limited liability company, following the conversion of the Company to a Delaware limited liability company.

“Notes” shall have the meaning assigned to it in the Recitals.

“Pledgor” shall mean AGHI prior to the conversion of AGHI to a Delaware limited liability company, and Affinity Group Holdings, LLC, a Delaware limited liability company, following the conversion of AGHI to a Delaware limited liability company.

“Pledged Collateral” shall have the meaning assigned to it in Section 3.

“Pledged Stock” shall have the meaning assigned to it in Section 3.

“Secured Obligations” shall mean collectively:

(a)           all Obligations (as defined in the Indenture), liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Pledgor, the Issuer or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of the Pledgor or the Issuer owing to the Secured Parties, whether now existing or hereafter incurred under, arising out of, or in connection with, any Indenture Document to which, Pledgor, the Issuer or any Subsidiary thereof is a party (including all such obligations, liabilities and indebtedness of the Pledgor under this Agreement) and the due performance and compliance by the Pledgor or the Issuer with all of the terms, conditions and agreements contained in each such Indenture Document;

(b)           any and all reasonable sums advanced by the Collateral Agent in order to preserve the Pledged Collateral or preserve its security interest in the Pledged Collateral;

(c)           in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(d)           all amounts owing to the Collateral Agent or any of its Affiliates pursuant to any of the Indenture Documents in its capacity as such.

“Secured Parties” shall mean, at any time, (a) each Note Holder, (b) the Collateral Agent, (c) the Trustee, (d) each other secured party to which any Indenture Obligations are owed and (e) the successors and assigns of each of the foregoing.

2.             Non Recourse Guaranty.  The Pledgor agrees as follows:

(a)           The Pledgor hereby guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations.  The Pledgor hereby further agrees that if the Issuer shall fail to pay in full when due any of the Secured Obligations, the Collateral Agent shall have the right to foreclose and sell the Pledged Stock under the terms of this Agreement and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same right shall exist when the Secured Obligation shall be due in accordance with the terms of such extension or renewal.

(b)           The guarantee hereunder is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

(c)           The guarantee hereunder is without recourse to anything other than the Pledged Collateral and the Pledgor shall have no obligation to the Collateral Agent to pay any Secured Obligation other than the value upon liquidation of the Pledged Stock.

(d)           The obligations of Pledgor hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Indenture and the other Indenture Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Agreement that the obligations of the Pledgor hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Pledgor hereunder which shall remain absolute and unconditional as described above:

(i)            at any time or from time to time, without notice to the Pledgor,

the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(ii)           any of the acts mentioned in any of the provisions of the Indenture or any of the other Indenture Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)          any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Indenture Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)          any lien or security interest granted to, or in favor of, the Collateral Agent or any other Secured Party as security for any of the Secured Obligations shall fail to be perfected.

(e)           The Pledgor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Collateral Agent or any other Secured Party exhaust any right, power or remedy or proceed against the Issuer under the Indenture or under the other Indenture Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Secured Obligations.

3.             Security Interest. The Pledgor hereby deposits with and pledges to the Collateral Agent for itself and for the benefit of the other Secured Parties all of the Pledgor’s right, title, and interest in all investment property the Pledgor holds in the Issuer, including without limitation, the shares of Capital Stock listed on Schedule 1 attached hereto (the “Pledged Stock”), and the certificates representing all such shares or equity interest, together with all cash distributions, membership distributions, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made thereon and all general intangibles related thereto, and all proceeds thereof (collectively, the “Pledged Collateral”), and the Pledgor hereby grants to the Collateral Agent for itself and for the benefit of the other Secured Parties a security interest in all of the Pledged Collateral as security for the due and punctual payment and performance of the Secured Obligations.  In furtherance of the foregoing, (i) on or prior to the date hereof Pledgor shall execute and deliver to the Collateral Agent an irrevocable stock power in the form of Exhibit A hereto; and (ii) the Collateral Agent is hereby authorized but shall have no duty to file a financing statement on Form UCC-1 describing the collateral as set forth in this Section 3.

4.             Special Warranties and Covenants of the Pledgor. The Pledgor hereby warrants and covenants to the Secured Parties that:

(a)           The Pledged Collateral is duly and validly pledged with the Secured Parties in accordance with applicable law and the Pledgor warrants and will defend the Secured Parties’ right, title and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever.

(b)           The Pledgor has good title to the Pledged Collateral, free and clear of all claims, mortgages, pledges, Liens, security interests and other encumbrances of every nature whatsoever except as expressly set forth or permitted under the Indenture.

(c)           All of the Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

(d)           The Pledged Stock constitutes all of the presently issued and outstanding Capital Stock of the Issuer.

(e)           If any additional shares of Capital Stock of any class of the Issuer or if any promissory notes of the Issuer or other securities of the Issuer are acquired by the Pledgor after the date hereof, the same shall constitute Pledged Collateral and shall be deposited and pledged with the Collateral Agent for itself and for the benefit of the other Secured Parties as provided in Section 2 hereof simultaneously with such acquisition. The Pledgor will promptly notify the Collateral Agent of the date and amount of any loans made from time to time by the Pledgor to the Issuer.

(f)            The Pledgor will not sell, convey or otherwise dispose of any of the Pledged Collateral, nor will the Pledgor create, incur or permit to exist any Lien with respect to any of the Pledged Collateral or the proceeds thereof, other than Liens with respect to the Pledged Collateral created hereby or which are otherwise permitted under the Indenture and other Indenture Documents.

(g)           The Pledgor will not consent to or approve the issuance of any additional shares of Capital Stock of any class of the Issuer unless any such additional shares of Capital Stock shall be deposited and pledged with the Collateral Agent for itself and for the benefit of the other Secured Parties simultaneously with such issuance as provided in Section 3 hereof.

(h)           The Pledgor will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

The Pledgor will not create, incur, or suffer to exist any Indebtedness, other than in respect of this Agreement or as otherwise permitted in accordance with the Indenture.

5.             Distributions. In case, upon the dissolution, winding up, liquidation or reorganization of the Issuer whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Issuer or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Collateral Agent as collateral security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital (excluding ordinary cash dividends) shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to recapitalization or reclassification of the capital of the Issuer, the shares or other property so distributed shall be delivered to the Collateral Agent to be held as collateral security for the Secured Obligations.

6.             Events of Default. The Pledgor shall be in default under this Agreement upon the happening of any Event of Default, as defined in the Indenture (herein called an “Event of Default”).

7.             Rights and Remedies of Secured Parties. Upon the occurrence and during the continuance of any Event of Default, the Secured Parties shall have the following rights and remedies:

(a)           All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

(b)           All rights and remedies provided in this Agreement; and

(c)           All rights and remedies provided in the Indenture or in the other Indenture Documents.

8.             Right to Transfer into Name of Collateral Agent, etc. Upon the occurrence and during the continuance of an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Collateral Agent, acting at the written direction of the requisite Note holders, may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees.

9.             Right of Collateral Agent to Exercise Voting Power, etc. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise as such Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations, the voting power with respect to the Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default the Collateral Agent shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine, all without liability except to account for property actually received, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

10.           Right of Collateral Agent to Dispose of Collateral, etc.

(a)           Upon the occurrence and during the continuance of an Event of Default the Collateral Agent shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker’s board or at public or private sale.  Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Pledgor at least ten (10) days’ prior written notice at the address of the Pledgor specified in Section 20 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor.  All such sales shall be at such commercially reasonable price or prices as the Collateral Agent shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk).  At any such sale or sales the Collateral Agent or its nominee may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Secured Parties may deem best.  Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Pledgor shall execute, and hereby agrees to cause the Issuer to execute, all such applications or other instruments as may be required.

(b)           The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) or otherwise, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales without such restrictions, and that the Collateral Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act.  The Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

11.           Collection of Amounts Payable on Account of Pledged Collateral, etc. Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral and shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

12.           Care of Pledged Collateral in Collateral Agent’s Possession. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgor.

13.           Proceeds of Collateral. The proceeds of any sale or sales of the Pledged Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied in accordance with the provisions of the Intercreditor Agreement.

14.           Indenture Documents. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Indenture Documents, including the provisions thereof pertaining to the rights and responsibilities of the Collateral Agent.  In the event that any provision of this Agreement is in conflict with the terms of the Indenture or the Intercreditor Agreement, the Indenture or the Intercreditor Agreement shall control.  The term “Collateral Agent” as used herein shall include BNYMTC or any other Person acting as Collateral Agent for the Secured Parties pursuant to the terms of the Indenture.

15.           Waivers, etc.  The Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Parties’ rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Issuer or the Pledgor or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of Persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any

Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof.  No delay or omission on the part of the Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. THE PLEDGOR FURTHER WAIVES ANY RIGHT IT MAY HAVE UNDER THE LAWS OF THE STATE OF NEW YORK, UNDER THE LAWS OF ANY STATE IN WHICH ANY OF THE PLEDGED COLLATERAL MAY BE LOCATED OR WHICH MAY GOVERN THE PLEDGED COLLATERAL, OR UNDER THE LAWS OF THE UNITED STATES OF AMERICA, TO NOTICE (OTHER THAN ANY REQUIREMENT OF NOTICE PROVIDED HEREIN OR IN ANY OTHER INDENTURE DOCUMENTS) OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO THE COLLATERAL AGENT OR THE SECURED PARTIES AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE FOREGOING PROVISIONS HEREOF ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.  The Pledgor’s waivers under this Section have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprized and counseled by its attorneys as to the nature thereof and its possible alternative rights.

16.           Termination; Assignment, etc.  This Agreement and the security interest in the Pledged Collateral created hereby shall terminate and be released as provided in Article 13 of the Indenture. No waiver by the Collateral Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by any Secured Party of all or any of the Secured Obligations held by it in accordance with the provisions of the Indenture, any Secured Party may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of a Secured Party hereunder.

17.           Reinstatement. Notwithstanding the provisions of Section 16, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Pledgor or any other Credit Party or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Issuer, the Pledgor or any other Credit Party or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

18.           Governmental Approvals, etc.  Prior to or, where permitted, upon the exercise by the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Collateral Agent or any other Secured Party may be required to obtain for such governmental consent, approval, qualification or authorization.

19.           Restrictions on Transfer, etc.  To the extent that any restrictions imposed by the charter or by-laws of the Issuer or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Collateral Agent of any right granted hereunder, including, without limitation, the right of the Collateral Agent to dispose of the Pledged Collateral upon the occurrence and during the continuance of any Event of Default, the Pledgor hereby waives such restrictions, and represents and warrants that it has caused the Issuer to take all necessary action to waive such restrictions, and the Pledgor hereby agrees that it will take any further action which the Collateral Agent may reasonably request in order that the Collateral Agent may obtain and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement free of any such restrictions.

20.           Notices. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Indenture.  All such notices shall be addressed as follows:

If to the Pledgor, to it at:

Affinity Group Holding, LLC

2575 Vista Del Mar Drive

Ventura, California 93001

Attention:  Chief Financial Officer

Facsimile:  805-667-4419

If to the Collateral Agent or any other Secured Party, to them at:

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street

Suite 500

Los Angeles, California 90017

Attention: Corporate Unit

Facsimile:  213-630-6298

Email:  Raymond.torres@bnymellon.com

21.           Miscellaneous.

(a)           This Agreement shall inure to the benefit of and be binding upon the Collateral Agent, the Secured Parties and the Pledgor and their respective successors and assigns, and the term “Secured Parties” shall be deemed to include any other holder or holders of any of the Secured Obligations.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(b)           This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.

(c)           None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except by a writing signed by the Pledgor and the Collateral Agent.

(d)           The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

22.           Governing Law; Jurisdiction; Waiver of Jury Trial.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  THE PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER THE PLEDGOR. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 20 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER INDENTURE DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED PARTY, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY

JURISDICTION.

THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OF ANY OTHER INDENTURE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BROUGHT AN INCONVENIENT FORUM.

THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PLEDGOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.           Liability of Collateral Agent. The parties hereto agree that the Collateral Agent shall be afforded all of the rights, privileges, protections, indemnities and immunities afforded to the Collateral Agent under the Indenture in connection with its execution of this Agreement and the performance of its duties hereunder.

24.           Indemnification. Without duplication of any amounts payable under any other similar indemnity provision set forth in the Indenture or any other Indenture Documents, the Pledgor shall: (i) pay all out-of-pocket costs and expenses of the Collateral Agent incurred in connection with the administration of and in connection with the preservation of rights under, and enforcement of, and any renegotiating or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Collateral Agent); (ii) pay and hold the Collateral Agent and the other Secured Parties harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Collateral Agent and the other Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Collateral Agent and each of the other Secured Parties, and each of their respective officers, directors, shareholders, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, obligations, suits, penalties, judgments, damages or expenses incurred by or asserted against any of them (whether or not any of them is designated a party thereto) arising out of or by reason of this Agreement or any transaction contemplated hereby (including, without limitation, any investigation, litigation or other proceeding related to this Agreement), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Pledgor shall not be responsible to the Collateral Agent or any other Secured Party for any costs, losses, damages, liabilities or expenses which result from the gross negligence or willful misconduct on the part of such Collateral Agent or any other Secured Party.  The Pledgor’s obligations under this Section shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AFFINITY GROUP HOLDING, LLC, as Pledgor

By:	/s/ Thomas F. Wolfe
	Name:	Thomas F. Wolfe
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Raymond Torres
	Name:	RAYMOND TORRES
	Title:	SENIOR ASSOCIATE

14

SCHEDULE I

PLEDGED STOCK

Issuer and Address	Description	No. of Shares	Certificate No.(s)

Prior to the conversion of Affinity Group, Inc. into Affinity Group, LLC:

Affinity Group, Inc.	Common Stock	2,000	7

From and after the conversion of Affinity Group, Inc. into Affinity Group, LLC:

Affinity Group, Inc.	Common Membership Interests	2,000	1

EXHIBIT A

FORM OF STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto                                Two Thousand (2,000) shares of common membership interests, $0.01 par value, of Affinity Group, LLC, standing in its name on the books of Affinity Group, LLC, a Delaware limited liability company (the “Company”), represented by certificate no. 1 herewith and does hereby irrevocably constitute and appoint                                attorney to transfer the said interests on the books of the Company with full power of substitution in the premises.

Dated:                               .

AFFINITY GROUP HOLDING, LLC

By:	Thomas F. Wolfe
Its:	Senior Vice President